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                                                                 EXHIBIT 10.111
                                                                 --------------

                  EXTENSION OF TERM AND SUPPLEMENTAL AGREEMENT
                  --------------------------------------------


     EXTENSION OF TERM AND SUPPLEMENTAL AGREEMENT (this "Agreement") made as of July 7, 1999 by and between INTERNEURON PHARMACEUTICALS, INC. ("Sublandlord"), a Delaware corporation, having an office at 99 Hayden Avenue, Lexington, Massachusetts 02421 and J. HOWARD & ASSOCIATES ("Subtenant"), a Massachusetts corporation, having an office at 99 Hayden Avenue, Lexington, Massachusetts 02421.

                                 W I T N E S S E T H :
                                 - - - - - - - - - -

          WHEREAS:

          A. By lease dated February 5, 1997, as amended by that certain Side Agreement Regarding Indoor Air Quality dated January 31, 1997 and that certain First Amendment to Lease dated February 12, 1997 (which lease, as the same has been and may hereafter be further amended, is hereinafter referred to as the "Overlease"), Ledgemont Realty Trust u/d/t dated December 12, 1984 ("Overlandlord") leased to Sublandlord certain space in the building known as Ledgemont Development Center located at 128 Spring Street, Lexington, Massachusetts (the "Building") in accordance with the terms of the Overlease.

          B. Sublandlord and Subtenant have heretofore entered into a certain sublease dated April 28, 1997 (the "Sublease") with respect to a portion of the 100 level of the East Wing of the Building (the "Premises") for a term ending on August 31, 2000; and

     B. The parties hereto desire to modify the Sublease to provide for the extension of the term thereof on the terms and conditions hereinafter more particularly set forth.

     NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto modify the Sublease as follows:

     1. All capitalized terms contained in this Agreement shall, for purposes hereof, have the same meaning ascribed to them in the Sublease, unless otherwise defined herein.

     2. The date set forth in the Sublease for the expiration of the term thereof is hereby modified so that the Sublease shall expire on April 13, 2002 or such earlier date upon which said term may be terminated pursuant to any conditions of limitation or other provisions of the Sublease or pursuant to law.

     3. The extension of the term of the Sublease as provided in Paragraph 2 hereof (the "Extended Term") shall be on the same terms and conditions as set forth in the Sublease, including, but not limited to, those terms and conditions for the Fixed Rent and the additional rent payable under the Sublease.
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     4.  Subtenant is the current occupant of the Premises and is fully acquainted with the same and agrees to accept the Premises in the condition and state of repair existing as of the date hereof and understands and agrees that Sublandlord shall not be required to perform any work, supply any materials or incur any expense to prepare the Premises for Subtenant's occupancy during the Extended Term.

     5. Subtenant covenants, represents and warrants that Subtenant has had no dealings or communications with any broker or agent in connection with the consummation of this Agreement, and Subtenant covenants and agrees to pay, hold harmless and indemnify Sublandlord from and against any and all cost, expense (including reasonable attorney's fees) or liability for any compensation, commissions or charges claimed by any broker or agent with respect to this Agreement.

     6. Except as modified by this Agreement, the Sublease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and are hereby in all respects ratified and confirmed.

     7. The covenants, agreements, terms and conditions contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Sublease, as hereby supplemented, their respective assigns.

     8. This Agreement may not be changed or terminated orally but only by an agreement in writing signed by the party against which enforcement of any waiver, change, termination, modification or discharge is sought.

     9. If hereafter Sublandlord extends the term of the Overlease pursuant to the option contained therein and Sublandlord decides to offer the Premises for subletting (other than to an affiliate of Sublandlord) for a term commencing April 14, 2002, then Sublandlord shall give notice of such election and the proposed term to Subtenant and Subtenant shall have ten (10) days from the date of such notice (time being of the essence with respect to the giving of notice within such ten (10) day period) to extend the term of the Sublease for the term contained in Sublandlord's notice and otherwise on the same rental terms as are contained in Section 19.1 as though the Premises were the First Offering Space as described therein, except that in no event shall the rent for the extended term be less than the rent payable on an annual basis immediately prior thereto. Subtenant shall take the Premises "as is" and Sublandlord shall be required to perform no work to incur any expense to prepare the Premises for Subtenant's occupancy. If Subtenant fails timely to exercise its rights herein, this paragraph 9 shall be without further force or effect, and Sublandlord shall be free to sublease to any other party.

     10. This Agreement shall be contingent upon obtaining the consent of the Overlandlord hereto. In the event the Overlandlord refuses to consent to this Agreement, Sublandlord shall notify Subtenant of such refusal, and this Agreement shall be deemed null and void and of no further force and effect, and neither party shall have any further obligation to the other party under this Agreement.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       INTERNEURON PHARMACEUTICALS, INC.,
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                                  Sublandlord

WITNESS:

/s/ Dale Ritter                        By:  /s/ Glenn L. Cooper, M.D.
-------------------------------------       ------------------------------------
                                            Name:  Glenn L. Cooper, M.D.
                                            Title: President and CEO



                                       J. HOWARD & ASSOCIATES, Subtenant

WITNESS:

/s/ Deborah J. Lang                    By:  /s/ Verna Ford
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                                            Name:  Verna Ford
                                            Title: Vice President - Operations